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                                  Exhibit 10.2

                               FIRST AMENDMENT TO

                 WALLACE COMPUTER SERVICES, INC. BENEFIT TRUST

     FIRST AMENDMENT, effective as of October 31, 1997, to WALLACE COMPUTER SERVICES, INC. BENEFIT TRUST, made and entered into as of December 8, 1995, by and between WALLACE COMPUTER SERVICES, INC., a Delaware corporation (hereinafter referred to as the "Company"), and THE NORTHERN TRUST COMPANY, as Trustee (hereinafter referred to as "Trustee").


                                    RECITALS


     The Company and Trustee have entered into the Wallace Computer Services, Inc. Benefit Trust (the "Agreement"), for the purposes stated therein. The Company, with the consent of the Trustee, may amend the Agreement pursuant to
Section 9.1 thereof. The Company desires to amend the Agreement as set forth below and the Trustee has consented thereto.


                                   AGREEMENTS


     IN CONSIDERATION OF the foregoing and the mutual undertakings described herein, the Agreement is hereby amended as follows:

        1. Section 1.5, Delivery of Funds, is amended in its entirety to read:

           "Section 1.5. Delivery of Funds. (a) Concurrently with the execution and delivery of this Agreement, the Company has delivered to the Trustee such amount of cash, marketable securities or other property as they may agree, to be held in the fund.

           (b) The Company shall deliver to the Trustee such amount of cash, common stock ("Company Common Stock") or other securities issued by the Company ("Company Securities") or marketable securities as the Company deems necessary, in its sole discretion, to fund amounts of required contributions under the Plans.

           (c) Immediately after the occurrence of a Material Change, the Company shall deliver to the Trustee, to be held in the Fund, cash, Company Common Stock, Company Securities or marketable securities or other property having a fair market value (or any combination thereof) equal to the amounts which are required to be contributed by the Plans."



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        2. The first paragraph of Section 1.6, The Plans, is amended in its entirety to read:

           "Section 1.6. The Plans. For purposes of this Agreement, the term "Plans" shall refer to the plans and agreements set forth on Schedule A hereto. At any time prior to a Material Change (as hereinafter defined), the Company may, by written notice to the Trustee amending Schedule A, cause additional plans or agreements to become plans subject to this Agreement. Upon and after a Material Change, the Company may not add any additional plans or agreements to this Agreement, unless the Trustee consents in writing to any such additions."

        3. Article V, INVESTMENT OF FUND, is amended in its entirety to read:

                                   "ARTICLE V

                               INVESTMENT OF FUND

           Contributions by the Company to the Trust may be in the form of cash, Company Common Stock, Company Securities, marketable securities, life insurance policies or other property acceptable to the Trustee. Assets transferred to the Trust by the Company in the form of property other than cash shall be held by the Trustee in kind, unless the Trustee reasonably determines that funds are needed to make payments hereunder. Cash paid to the Trustee shall be invested as the Trustee shall reasonably determine in accordance with the considerations set forth in the preceding sentence. Notwithstanding the foregoing two sentences to the contrary, prior to the occurrence of a Material Change, the Company may by notice to the Trustee, assume investment responsibility for any portion of or all of the Trust Assets (and shall be deemed to have assumed such responsibility with respect to any Company Common Stock, Company Securities, and any insurance policies or contracts held in the Trust) and the Trustee shall act with respect to such assets only as directed by the Company; provided however, that after the occurrence of a Material Change, such notice shall be revoked and the Company shall no longer be deemed to have assumed any such responsibility. After the occurrence of a Material Change, the Trustee shall assume investment responsibility of the Trust Assets, which shall be invested to achieve stable income consistent with preservation of capital and prudent risk taking into account the payment obligation of the Trust. In furtherance of the preceding sentence, after the occurrence of a Material Change, the Trustee may sell any Assets transferred to the Trust by the Company in the form of property other than cash. The Trustee is expressly empowered to borrow (as directed by the Company) against the cash surrender value of any life insurance policy for the purpose of paying premiums on life insurance policies or for the payment of benefits, whether or not such premiums or benefit payments are for the benefit of the individual insured by such policy. The Company shall have the power to reacquire part or all of the assets


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      held in the Fund at any time by simultaneously substituting for it other readily marketable property of equivalent value, net of any estimated costs of disposition. The Trustee shall not be liable as a result of its retaining any investment, nor for any loss to or diminution of the Trust assets resulting from any such action."

         4. Paragraph (iii) of Section 6.1, Trustee's Powers, is amended in its entirety to read:

         "(iii) to vote in person or by general or limited proxy, or refrain from voting, any securities for any purpose in the event that such securities shall be entitled to vote with respect to any matter, to exercise or sell any conversion rights; to consent to and join in or oppose any reorganization, consolidation, merger, recapitalization, spin-off, combination or any other change in the corporate structure of the issuer of any securities held by the Trustee or any exchange of such securities for other securities or cash, and in connection therewith to deposit and accept and hold other securities or cash received therefor, provided, however, that with respect to any Company Common Stock or Company Securities, the Trustee shall vote or take such actions necessary to reflect the aggregate directions of the Beneficiary with respect to whom such securities are held, with such directions to be provided through the mechanism substantially identical to the mechanism then in effect for the pass-through voting of the Company's Profit Sharing and Retirement Plan;"

      4. The Trust is amended by adding Schedule A thereto in the form attached hereto as Appendix A.

      5. In all other respects, the Trust shall remain in full force and effect in accordance with its terms.

      IN WITNESS WHEREOF, the Company and the Trustee, to evidence the adoption of this First Amendment to the Wallace Computer Services, Inc. Benefit Trust have each caused this First Amendment to be signed by their duly authorized officers, all as of the day and year first above written.

                                         WALLACE COMPUTER SERVICES, INC.

ATTEST:

     /s/ Steven L. Carson                By:      /s/ Michael J. Halloran
------------------------------------        ------------------------------------

Assistant Secretary                         Vice President and Chief Financial
                                            Officer


ATTEST:                                  THE NORTHERN TRUST COMPANY

     /s/ M. Judith Hamilton-Godfrey      By:      /s/ Jacquelyn T. Brick
------------------------------------        ------------------------------------
Title:   Vice President                  Title:   Second Vice President
       -----------------------------           ---------------------------------


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                         APPENDIX A TO FIRST AMENDMENT


        SCHEDULE A TO THE WALLACE COMPUTER SERVICES, INC. BENEFIT TRUST

               List of Plans and Agreements Subject to the Trust

      Pursuant to Section 1.6 of the Wallace Computer Services, Inc. Benefit Trust, as of October 31, 1997, the following plans and agreements are subject to the Trust:

      (1) Wallace Computer Services, Inc. Deferred Compensation/Capital Accumulation Plans, for the years 1988, 1989, 1990, 1991, 1993, 1994, 1995, 1996, 1997 and 1998.

      (2)  Wallace Computer Services, Inc. Supplemental Profit Sharing
           Plan.

      (3)  Wallace Computer Services, Inc. Supplemental Retirement Plan.

      (4)  Wallace Computer Services, Inc. Executive Incentive Plan.

      (5)  Wallace Computer Services, Inc. Long-Term Performance Plan.

      (6) Pension arrangement for Ross Whitney pursuant to agreement dated October 1, 1959, as amended.

      (7) Pension arrangement for John Knerr pursuant to agreement dated January 30, 1980.

      (8) Benefits payable under the Wallace Computer Services, Inc. Retirement Plan for Outside Directors (dated November 16, 1988, as amended by Amendment No. 1 thereto dated March 11, 1996) for William Hagenah, Jr., Arthur C. Nielsen, Jr., William Musham, William Olson and Fred Canning.

      (9) Pension arrangement for R. Darrel Ewers pursuant to letter agreement dated March 19, 1996.

      (10) Benefits payable under the Deferred Compensation Account and Supplemental Retirement Benefit provisions of the Employment Agreement and Change of Control Agreement between the Company and Robert J. Cronin dated as of July 1, 1997.

      (11) Benefits payable under the Supplemental Retirement Benefits provisions of the Fourth Amended and Restated Agreement dated January 1, 1993, as further amended, between the Company and Theodore Dimitriou.